CONSENT OF INDEPENDENT ACCOUNTANTS



  We consent to the incorporation by reference into this Registration Statement on Form S-2 of our report dated March 21, 1996, on our audit of the consolidated balance sheet of Avalon Community Services, Inc. and subsidiaries as of December 31, 1995, and the related consolidated statement of operations, stockholders' equity and cash flows for the year then ended. We also consent to the reference to our firm under the caption "Experts."




                                                        COOPERS & LYBRAND L.L.P.


Oklahoma City, Oklahoma
December 15, 1997